Exhibit 10.32

GUARANTY

In consideration of and as an inducement to the financial accommodations made or to be made by PNC Bank, National Association (“Lender”) to Quality Gold, Inc., an Ohio corporation (“QGI”), MTM, Inc., a Delaware corporation (“MTM”), Gold Limited Liability Company, a California limited liability company (“Gold”), LogoArt LLC, a Kentucky limited liability company (“Logo”) (QGI, MTM, Gold, Logo, and each Person joined to the Credit Agreement described below as a borrower from time to time, individually and collectively, “Borrower”), under the Revolving Credit, Term Loan and Security Agreement of even date herewith by and between Lender and Borrower (as amended, restated, supplemented, or modified from time to time, the “Credit Agreement”), and for other good and valuable consideration the receipt of which is acknowledged, Gold/Gold/Gold, Inc., a California corporation (“GGG”), QGM, LLC, an Ohio limited liability company (“QGM”), QG Refining, LLC, an Ohio limited liability company (“QGR”), J&M Group Holdings Inc., a Delaware corporation (“JM Holdings”), and J&M Group Holdings Italy, LLC, an Ohio limited liability company (“JM Italy”) (GGG, QGM, QGR, JM Holdings, and JM Italy, each, individually and collectively, “Guarantor”) hereby unconditionally, jointly and severally, guaranty to Lender the prompt payment and performance of the Obligations. The term “Obligations” as used herein shall mean and refer to the Obligations as defined in the Credit Agreement and includes, without limitation, all indebtedness, liabilities, covenants and other obligations of each Borrower to Lender. For the avoidance of doubt, however, the Obligations shall not include any Excluded Hedge Liability. Capitalized terms used herein and not otherwise defined herein will have the meanings given such terms in the Credit Agreement. This Guaranty is secured by any collateral now or hereafter granted to Lender to secure this Guaranty (such collateral is hereinafter collectively referred to as the “Collateral”) pursuant to any security agreement or any other documents securing this Guaranty, including that certain Security Agreement between Guarantor and Lender dated as of the date hereof (hereinafter collectively referred to as the “Security Documents”).

1.	Nature of Guaranty, Waivers.

1.1	This is a guaranty of payment and not of collection. This is an absolute, unconditional, primary, and continuing obligation and will remain in full force and effect until the first to occur of the following: (i) all of the Obligations have been indefeasibly paid in full, and Lender has terminated this Guaranty; or (ii) 30 days after the date on which written notice of revocation is actually received by Lender. No revocation will affect: (i) the then existing liabilities of the revoking Guarantor under this Guaranty; (ii) Obligations created, contracted, assumed, acquired or incurred prior to the effective date of such revocation; (iii) Obligations created, contracted, assumed, acquired or incurred after the effective date of such revocation pursuant to any agreement entered into or commitment obtained prior to the effective date of such revocation; (iv) any Obligations then or thereafter arising under the Credit Agreement or any of the Other Documents as then in effect; (v) renewals, extensions, consolidations and refinancings of any of the foregoing; (vi) principal, interest, charges, fees, costs or expenses of any kind relating to any of the foregoing then existing or thereafter arising; or (vii) any liabilities of any Guarantor other than the particular Guarantor that issues such notice of revocation.

1.2	This Guaranty will not be affected by any delay, failure or omission of Lender in exercising any right, power or remedy with respect to any of the Obligations or any guaranty or other liability or any collateral held by it for any of the Obligations, by any delay, failure, or omission of Lender to take any steps to perfect or maintain its lien or security interest in or to preserve its rights to, or insure or protect any collateral for any of the Obligations or any guaranty or other liability for any of the Obligations, or by any irregularity, unenforceability or invalidity of any of the Obligations or any part thereof or any security or other guaranty or liability therefor.

1.3	This Guaranty will not be affected by: (i) any dissolution of Borrower or any Guarantor or any other party to a related agreement, or the combination or consolidation of Borrower or any Guarantor or any other party to a related agreement into or with another entity, or any transfer or disposition of any assets of Borrower or any Guarantor or any other party to a related agreement; (ii) the existence, addition, modification, termination, reduction or impairment of value, or release of any other guaranty (or other security therefor) of any obligation of Guarantor hereunder or any other Guarantor under any other guaranty; and (iii) any other circumstance whatsoever (with or without notice to or knowledge of any Guarantor) that may or might in any manner or to any extent vary the risks of such Guarantor, or might otherwise constitute a legal or equitable defense available to, or discharge of, a surety or a guarantor, including without limitation any right to require or claim that resort be had to Borrower or any other Guarantor or to any collateral in respect of the Obligations.

1.4	Unless otherwise expressly required by applicable law, notice of acceptance of this Guaranty, notice of extensions of credit to Borrower from time to time, notice of default, diligence, presentment, protest, demand for payment, notice of demand or protest, and any defense based upon a failure of Lender to comply with the notice requirements of the applicable version of Uniform Commercial Code Section 9-611, or any predecessor or successor section thereto, are hereby waived. Lender at any time and from time to time, without the consent of or notice to Guarantor, and without impairing or releasing, discharging or modifying the liabilities of Guarantor hereunder, may in its sole discretion (i) change the manner, place or terms of payment or performance of or interest rates on, or change or extend the time of payment or performance of, or other terms relating to any of the Obligations, (ii) renew, increase, substitute, modify, amend or alter, or grant consents or waivers relating to any of the Obligations, any other guaranties or other liabilities, or any collateral for any Obligations or guaranties or other liabilities, (iii) apply any and all payments from any source whatsoever including any proceeds of any collateral, to any Obligations in any order, manner and amount, (iv) deal or refrain from dealing with any person or entity, in its sole discretion, with respect to any Obligations in such manner as Lender deems appropriate in its sole discretion, and/or (v) accept, sell, substitute, exchange, compromise, release, surrender, offset, realize upon or otherwise deal with in any manner and in any order any of the Obligations, any guaranty or other liability for any of the Obligations, or any collateral for any of the Obligations or for any guaranty or other liability relating to any of the Obligations. Irrespective of the taking or refraining from taking of any of the foregoing actions, the obligations of Guarantor will remain in full force and effect and will not be affected, impaired, discharged, or released in any manner. Lender, in its sole discretion, may determine the reasonableness of the period which may elapse prior to the making of demand for any payment upon Borrower and it need not pursue any of its remedies against Borrower, any other guarantor or other person, or any collateral before having recourse against any Guarantor under this Guaranty.

1.5	The books and records of Lender will be prima facie evidence of the Obligations and binding on Guarantor absent manifest error.

2.	Representations, Warranties and Covenants. Guarantor hereby represents, warrants and covenants as follows (all of which survive the execution and delivery of this Guaranty):

2.1	This Guaranty is a legal, valid, and binding obligation of Guarantor enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, reorganization, insolvency, moratorium, or similar laws in effect from time to time affecting the rights of creditors generally and except as such enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in law or in equity).

2.2	There does not now exist any default or violation by it of or under, and neither the execution, delivery and performance of this Guaranty nor the consummation of any of the transactions contemplated hereby or by any of the Security Documents will result in any default or violation, or in the creation of any lien or encumbrance, or give rise to any right of termination, amendment, cancellation or acceleration, of or under, any of the terms, conditions or obligations of: (i) its articles or certificate of incorporation and regulations or bylaws; (ii) any note, bond, indenture, mortgage, deed of trust, franchise, permit, lease or other agreement or instrument to which it is a party or by which it or any of its assets is bound; or (iii) any law, regulation, ruling, order, injunction, decree, condition or other requirement applicable to or imposed upon it by any law, court or governmental agency, authority or other body.

2.3	Guarantor is fully aware of the financial condition of Borrower and is executing and delivering this Guaranty based solely upon Guarantor’s own independent investigation of all matters pertinent hereto and is not relying in any manner upon any representation or statement of Lender.

2.4	Guarantor will comply with all agreements and requirements with which Guarantor is required to comply, or with which Borrower is required to assure compliance by Guarantor under any of the documents or instruments evidencing or relating to the Obligations.

2.5	Guarantor will give Lender prompt written notice of the occurrence of any Default or Event of Default of which Guarantor has actual or constructive notice.

2.6	Guarantor has adequate means to obtain on a continuing basis (i) from Borrower, information concerning Borrower and Borrower’s financial condition and affairs, and (ii) from other reliable sources, such other information as it deems material in deciding to provide this Guaranty (“Other Information”) and has full and complete access to Borrower’s books and records and to such Other Information.

2.7	Guarantor represents and warrants that (i) no Covered Entity is a Sanctioned Person and (ii) no Covered Entity, either in its own right or through any third party, (A) has any of its assets in a Sanctioned Country or in the possession, custody or control of a Sanctioned Person in violation of any Anti-Terrorism Law; (B) does business in or with, or derives any of its income from investments in or transactions with, any Sanctioned Country or Sanctioned Person in violation of any Anti-Terrorism Law; or (C) engages in any dealings or transactions prohibited by any Anti-Terrorism Law.

2.8	Guarantor covenants and agrees that (i) no Covered Entity will become a Sanctioned Person, (ii) no Covered Entity, either in its own right or through any third party, will (A) have any of its assets in a Sanctioned Country or in the possession, custody or control of a Sanctioned Person in violation of any Anti-Terrorism Law; (B) do business in or with, or derive any of its income from investments in or transactions with, any Sanctioned Country or Sanctioned Person in violation of any Anti-Terrorism Law; (C) engage in any dealings or transactions prohibited by any Anti-Terrorism Law or (D) use the Advances to fund any operations in, finance any investments or activities in, or, make any payments to, a Sanctioned Country or Sanctioned Person in violation of any Anti-Terrorism Law, (iii) the funds used to repay the Obligations will not be derived from any unlawful activity, (iv) each Covered Entity shall comply with all Anti-Terrorism Laws and (v) Guarantors shall promptly notify Lender in writing upon the occurrence of a Reportable Compliance Event.

2.9	If Guarantor is a Qualified ECP Loan Party, then jointly and severally, together with each other Qualified ECP Loan Party, hereby absolutely unconditionally and irrevocably (a) guarantees the prompt payment and performance of all Swap Obligations owing by each Non-Qualifying Party (it being understood and agreed that this guarantee is a guaranty of payment and not of collection), and (b) undertakes to provide such funds or other support as may be needed from time to time by any Non-Qualifying Party to honor all of such Non-Qualifying Party’s obligations under this Agreement or any Other Document in respect of Swap Obligations (provided, however, that each Qualified ECP Loan Party shall only be liable under this Section 2.9 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 2.9, or otherwise under this Guaranty or any Other Document, voidable under applicable law, including applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of each Qualified ECP Loan Party under this Section 2.9 shall remain in full force and effect until payment in full of the Obligations and termination of this Guaranty and the Other Documents. Each Qualified ECP Loan Party intends that this Section 2.9 constitute, and this Section 2.9 shall be deemed to constitute, a guarantee of the obligations of, and a “keepwell, support, or other agreement” for the benefit of each other Borrower and Guarantor for all purposes of Section I a( 1 8)(A)(v)(1I) of the CEA.

3.	Reinstatement. Guarantor agrees that this Guaranty will continue to be effective or be reinstated, as the case may be, at any time payment received by Lender in respect of the Obligations is rescinded or must be restored for any reason or is repaid by Lender in whole or in part in good faith settlement of any pending or threatened avoidance claim. The provisions of this Section will be and remain effective notwithstanding any contrary action which may have been taken by Guarantor in reliance upon such payment, and any such contrary action so taken will be without prejudice to Lender’s rights under this Guaranty and will be deemed to have been conditioned upon such payment having become final and irrevocable. The provisions of this Section will survive the termination or revocation of this Guaranty.

4.	Events of Default.

4.1	The occurrence of any of the following events will be deemed to be an “Event of Default” under this Guaranty: (i) an Event of Default under Section 10.7 of the Credit Agreement; (ii) any other Event of Default (as defined in the Credit Agreement or any of the Other Documents); (iii) any default or event of default under any of the documents evidencing the Obligations which does not have a defined set of “Events of Default”; or (iv) the breach of any term of this Guaranty by Guarantor.

4.2	Immediately and automatically upon any Event of Default under clause (i) of the immediately preceding paragraph with respect to Guarantor, or, at the option of Lender, immediately upon the occurrence of any other Event of Default (in either case without demand or notice of any kind, which hereby are expressly waived), Guarantor will pay to Lender all amounts due and to become due under the Obligations (for purposes of an Event of Default under clause (i) of the immediately preceding paragraph all of the Obligations then existing will be accelerated and become immediately due and payable in full from Guarantor, whether or not then due and payable by Borrower). Guarantor will pay such amounts without setoff, counterclaim, presentment, demand, protest, and notice of demand, protest, and dishonor, which hereby are expressly waived.

4.3	The rights and remedies of Lender, after the occurrence of any such Event of Default, will include but not be limited to the right to (i) set off against and apply to all or any part of the Obligations, without notice, the amount of any or all moneys, credits and other property of any nature whatsoever of Guarantor now or at any time hereafter in the possession of, in transit to or from, under the control or custody of, or on deposit with, Lender or any Affiliate of Lender, and (ii) to exercise any one or more of the rights and remedies provided a secured party under applicable law with respect to the Collateral. Guarantor waives any requirement of marshalling of any collateral upon the occurrence of any Event of Default.

4.4	Guarantor agrees that Lender will have and hereby grants to Lender a lien for all of the Obligations hereunder upon all deposits or deposit accounts, of any kind, or any interest in any deposits or deposit accounts, now or hereafter pledged, mortgaged, transferred or assigned to such Lender or otherwise in possession or control of such Lender for any purpose (other than solely for safekeeping) for the account or benefit of Guarantor, including any balance of any deposit account or of any credit of Guarantor with Lender, whether now existing or hereafter established, and hereby authorizes Lender from and after the occurrence of an Event of Default at any time or times with or without prior notice to apply such balances or any part thereof to such of the Obligations then due and in such amount as Lender may elect.

5.	Subrogation and Subordination. Guarantor further agrees with respect to this Guaranty that it will have no right of subrogation, reimbursement, contribution, or indemnity, nor any right of recourse to security for the Obligations until the Obligations are paid in full. No setoff, counterclaim, reduction, or diminution of any Obligation, or any defense of any kind or nature, that Guarantor has or may have in the future against Borrower, or that Borrower has or may have in the future against Lender, will be available hereunder to Guarantor against Lender. Any indebtedness, liability or other obligation of Borrower now or hereafter owed to Guarantor hereby is subordinated to the Obligations; and, unless otherwise agreed by Lender, all payments or other transfers made under or on account of any such indebtedness, liability, or other obligation while an Event of Default is continuing will be received by Guarantor as trustee for Lender and immediately paid over to Lender on account of the Obligations but without in any manner reducing or affecting the liability of Guarantor under this Guaranty.

6.	Costs. To the extent that Lender incurs any costs or expenses in protecting or enforcing its rights under this Guaranty or under any of the documents that grant Lender a lien on the Collateral, including but not limited to reasonable attorneys’ fees and the costs and expenses of litigation, such costs and expenses will be due on demand, will be a direct and primary obligation of Guarantor, will be secured by the Collateral and will bear interest from the incurring or payment thereof at the Default Rate.

7.	General.

7.1	Indemnity and Repayments or Recovery from Lender. Guarantor will indemnify, defend, and hold harmless Lender, its directors, officers, counsel, agents, and employees, from and against all claims, demands, liabilities, judgments, losses, damages, costs, and expenses, joint or several (including all reasonable accounting fees and reasonable attorneys’ fees), that Lender or any such indemnified party may incur relating to or arising out of or in connection with, in any way, directly or indirectly, this Guaranty, any of the Obligations, the Security Documents, or the Collateral, or any act, omission, matter or actual or proposed transaction under or with respect to any of the foregoing, except the willful misconduct or gross negligence of such indemnified party. Without limiting the generality of the foregoing, Guarantor agrees that if at any time all or any part of any payment or transfer of any kind received by Lender with respect to all or any part of the Obligations or this Guaranty is repaid, set aside or invalidated by reason of any judgment, decree or order of any court or administrative body, or by reason of any agreement, settlement, or compromise of any claim made at any time with respect to repayment, recovery, setting aside, or invalidation of all or any part of such payment or transfer, Guarantor’s obligations under this Guaranty will continue (and/or be reinstated) in full force and effect and Guarantor will be liable, and Guarantor will indemnify, defend, and hold harmless Lender for, the amount or amounts so repaid, recovered, set aside, or invalidated and all other claims, demands, liabilities, judgments, losses, damages, costs, and expenses incurred in connection therewith. The provisions of this Section will be and remain effective notwithstanding any contrary action which may have been taken by Guarantor in reliance upon such payment or transfer, and any such contrary action so taken will be without prejudice to Lender’s rights under this Guaranty and will be deemed to have been conditioned upon such payment or transfer having become final and irrevocable. The provisions of this Section will survive any revocation, termination, cancellation or discharge of this Guaranty or of any of the Obligations.

7.2	Notices. All notices, demands, requests, consents, approvals and other communications required or permitted hereunder will be given in the manner specified in the Credit Agreement and addressed as follows:

If to Lender at:

PNC Bank, National Association

201 East Fifth Street

Cincinnati, Ohio 45202

Attention:	J. Kevin Brown
Telephone:	(513) 651-8434
Email:	kevin.brown@pnc.com

with a copy to:

Frost Brown Todd LLC

301 East Fourth Street, Suite 3300

Cincinnati, Ohio 45202

Attention:	Michael O’Grady
Telephone:	(513) 651-6482
Facsimile:	(513) 651-6981
Email:	mjogrady@fbtlaw.com

If to Guarantor at:

c/o Quality Gold, Inc.

500 Quality Blvd.

Fairfield, Ohio 45014

Attention:	Dennis Horn
Telephone:	(513) 642-2491
Facsimile:	(513) 642-2452
Email:	dennis@qgold.com

with a copy to:

Schuh and Goldberg, LLP

2662 Madison Road

Cincinnati, OH 45208

Attention:	Stephen J. Schuh
Telephone:	(513) 321-2662
Email:	sschuh@sandg.net

7.3	Remedies Cumulative, Etc. The terms of this Guaranty may be enforced as to any one or more breaches either separately, successively, concurrently, independently or cumulatively from time to time and as often and in such order as Lender may deem expedient, and no single or partial exercise of any right or remedy will preclude any further exercise thereof. No right or remedy herein conferred upon or reserved to Lender hereunder is intended to be exclusive of any other available right or remedy, but each and every such right or remedy will be cumulative and will be in addition to every other right or remedy given under this Guaranty or now or hereafter existing at law or in equity or by statute. No delay or omission to exercise any right, remedy or power accruing upon any Event of Default or default, omission or failure of performance hereunder or under any of the Obligations will impair any such right, remedy or power or will be construed to be a waiver thereof or an acquiescence therein, nor will it affect any subsequent Event of Default or default of the same or a different nature.

7.4	Waivers and Modifications. No delay or failure on the part of Lender to exercise any right, remedy or power hereunder, under any of the Security Documents, under any of the Obligations or under applicable law, will impair or waive any such right, remedy or power (or any other right, remedy or power), be considered a waiver of or an acquiescence in any breach, Default or Event of Default or affect any other or subsequent breach, Default or Event of Default of the same or a different nature. No waiver of any breach, Default or Event of Default, nor any modification, waiver, discharge or termination of any provision of this Guaranty or any of the Security Documents, nor consent to any departure by any Guarantor therefrom, will be established by conduct, custom or course of dealing; and no modification, waiver, discharge, termination or consent will in any event be effective unless the same is in writing, signed by Lender and specifically refers to this Guaranty, and then such modification, waiver, discharge, termination or consent will be effective only in the specific instance and for the specific purpose for which given. No notice to or demand on any Guarantor in any case will entitle any Guarantor to any other or further notice or demand in the same or any similar or other circumstance.

7.5	Binding Effect, Assignability. This Guaranty will be binding upon Guarantor and Guarantor’s heirs, administrators, successors and assigns and inure to the benefit of Lender and its successors and assigns; provided, however, that Guarantor may not assign, transfer, or otherwise delegate any of Guarantor’s obligations under this Guaranty in whole or in part without the prior written consent of Lender, and Lender at any time may assign this Guaranty in whole or in part. If any or all of the Obligations are assigned by Lender, this Guaranty will inure to the benefit of Lender’s assignee, and to the benefit of any subsequent assignee, to the extent of the assignment or assignments; provided that no assignment will operate to relieve Guarantor from any duty to Lender hereunder with respect to any unassigned portion of the Obligations.

7.6	Gender, etc. Whenever used herein, the singular number will include the plural, the plural the singular and the use of the masculine, feminine or neuter gender will include all genders.

7.7	Headings. The headings in this Guaranty are for convenience only and will not limit or otherwise affect any of the terms hereof.

7.8	Complete Agreement. This Guaranty, the credit Agreement, and the Security Documents constitute the entire agreement of the parties and supersede all prior oral and written negotiations, agreements, and understandings regarding the subject matter of this Guaranty.

7.9	Counterparts. This Guaranty may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed will be deemed to be an original and all of which taken together will constitute one and the same agreement; provided, however, that the failure of Guarantor to sign any or all counterparts will not affect the liability of any other Guarantor which may hereafter be joined as a Guarantor hereunder. Any party so executing and delivering this Guaranty by facsimile or email transmission shall promptly deliver a manually executed counterpart, provided that any failure to do so shall not affect the validity of the counterpart delivered by facsimile or email transmission.

7.10	Illegality. If any provision of this Guaranty is prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity without invalidating the remainder of such provision and without invalidating any other provision herein; provided, however, that if the provision that is the subject of such prohibition or invalidity pertains to payment, then, at the option of Lender, all of the Obligations will become immediately due and payable.

7.11	Electronic Signatures and Records. Notwithstanding any other provision herein, Guarantor agrees that this Guaranty, the Other Documents, any amendments thereto, and any other information, notice, signature card, agreement or authorization related thereto (each, a “Communication”) may, at the Lender’s option, be in the form of an electronic record. Any Communication may, at the Lender’s option, be signed or executed using electronic signatures. For the avoidance of doubt, the authorization under this paragraph may include, without limitation, use or acceptance by the Lender of a manually signed paper Communication which has been converted into electronic form (such as scanned into PDF format) for transmission, delivery and/or retention.

7.12	USA PATRIOT Act Notice. To help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify and record information that identifies Guarantor that opens an account. What this means: when Guarantor opens an account, the Lender will ask for the business name, business address, taxpayer identifying number and other information or documentation that will allow the Lender to identify Guarantor, such as organizational documents. For some businesses and organizations, the Lender may also need to ask for identifying information and documentation relating to certain individuals associated with the business or organization.

7.13	No Consequential Damages, Etc. Lender will not be responsible for any damages, consequential, incidental, special, punitive or otherwise, that may be incurred or alleged by any Person, including Guarantor, as a result of this Guaranty, the Other Documents, the transactions contemplated hereby or thereby, or the use of the proceeds of the Advances.

7.14	Governing Law and Jurisdiction. This Guaranty shall be governed by and construed in accordance with the laws of the State of Ohio applied to contracts to be performed wholly within the State of Ohio, without regard to conflicts of law principles. Any judicial proceeding brought by or against Guarantor with respect hereto or any related agreement may be brought in any court of competent jurisdiction in Ohio, and, by execution and delivery of this Guaranty, Guarantor accepts for itself and in connection with its properties, generally and unconditionally, the non-exclusive jurisdiction of the aforesaid courts, and irrevocably agrees to be bound by any judgment rendered thereby in connection with this Guaranty. Guarantor hereby waives personal service of any and all process upon it and consents that all such service of process may be made by registered mail (return receipt requested) directed to Guarantor at its principal address and service so made shall be deemed completed five (5) days after the same shall have been so deposited in the mails of the United States of America. Nothing herein shall affect the right to serve process in any manner permitted by law or shall limit the right of Lender to bring proceedings against Guarantor in the courts of any other jurisdiction. Guarantor waives any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon forum non conveniens. Guarantor waives the right to remove any judicial proceeding brought against Guarantor in any state court to any federal court. Any judicial proceeding by Guarantor against Lender involving, directly or indirectly, any matter or claim in any way arising out of, related to or connected with this Guaranty or any related agreement, shall be brought only in a federal or state court located in Ohio.

7.15	WAIVER OF JURY TRIAL. GUARANTOR AND LENDER (BY ITS ACCEPTANCE HEREOF) EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER THIS GUARANTY OR ANY OTHER DOCUMENT IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE.

Guarantor acknowledges that it has read and understood all the provisions of this Agreement, including the waiver of jury trial, and has been advised by counsel as necessary or appropriate.

Dated as of December 20, 2018.

Signature Page to Guaranty

Gold/Gold/Gold, Inc.

By:	/s/ Michael Langhammer
Michael Langhammer
Chief Financial Officer

QGM, LLC

By:	/s/ Michael Langhammer
Michael Langhammer
Manager

QC Refining, LLC

By:	/s/ Michael Langhammer
Michael Langhammer
President/Treasurer

J&M Group Holdings, Inc.

By:	/s/ Michael Langhammer
Michael Langhammer
President/Secretary

J&M Group Holdings Italy, LLC

By:	/s/ Michael Langhammer
Michael Langhammer
President/Treasurer